                                 CODE OF ETHICS


                     THE CLIFTON GROUP INVESTMENT MANAGEMENT
                                     COMPANY




                               309 CLIFTON AVENUE
                          MINNEAPOLIS, MINNESOTA 55403





CODE OF ETHICS  -JUNE 1998



                               TABLE OF CONTENTS


                                                                                               PAGE
                      EXECUTIVE SUMMARY....................................................     1

SECTION I.            PURPOSE AND DESIGN....................................................    3

SECTION II.           RESTRICTIONS..........................................................    4

SECTION III.          REPORTING REQUIREMENTS................................................    7

SECTION IV.           OTHER POLICIES........................................................   10

SECTION V.            SUPERVISORY PROCEDURES................................................   11

SECTION VI.           ENFORCEMENT AND SANCTIONS.............................................   12

SECTION VII.          MISCELLANEOUS PROVISIONS..............................................   16

SECTION VIII.         DEFINITIONS...........................................................   17

                      EXHIBIT A-1...........................................................   24
                           Voyageur Pre-Clearance Form
                      EXHIBIT A-2...........................................................   25
                           Clifton Pre-Clearance Form
                      EXHIBIT A-3...........................................................   26
                           SBH Pre-Clearance Form
                      EXHIBIT A-4...........................................................   27
                           DSA Pre-Clearance Form
                      EXHIBIT B.............................................................   28
                           Quarterly Transaction Report

                      SEGALL BRYANT ADDENDUM................................................   29




CODE OF ETHICS  - APRIL 1999

                                                  As most recently approved on:
                                                  April 1, 1999

                                 CODE OF ETHICS
                                       FOR
                          DOUGHERTY FINANCIAL GROUP LLC
                                 AND AFFILIATES

                                EXECUTIVE SUMMARY

ADMINISTRATION                                    ALL EMPLOYEES          ACCESS PERSONS         ADVISORY PERSONS
-------------                                     -------------          --------------         -----------------
Must obtain pre-approval of                                                     X                       X
transactions

Disallowed personal transactions                                                                        X
seven days prior to or after a fund or
managed account transaction in that
same security except as allowed by
the de minimis exemption

Must receive approval of Chief                                                  X                       X
Executive Officer to purchase
private placements

Prohibited from purchasing initial                      X                       X                       X
public offerings

Must submit quarterly report of                                                 X                       X
transactions

Prohibited from buying or selling a                                             X                       X
security the same day a fund or
managed account is buying/selling
or contemplating buying/selling that
same security except as allowed by
the de minimis exemption

Notify Compliance before opening                        X                       X                       X
brokerage accounts

Have duplicate confirmations and                        X                       X                       X
statements sent to Compliance

Must report outside business                            X                       X                       X
activities

Must report related persons in                          X                       X                       X



CODE OF ETHICS  - APRIL 1999          -1-


ADMINISTRATION                                    ALL EMPLOYEES          ACCESS PERSONS         ADVISORY PERSONS
-------------                                     -------------          --------------         -----------------

securities business

Prohibition on insider trading                          X                       X                       X

Prohibited from  accepting gifts                        X                       X                       X
deemed excessive

Prohibited from serving as director                                             X                       X
of public company without approval
of Chief Executive Officer

Prohibited from using the same                                                                          X
broker for their personal account as
they use for accounts they manage.





CODE OF ETHICS  - APRIL 1999          -2-

                              I. PURPOSE AND DESIGN

      This Code of Ethics ("Code") is adopted by Dougherty Financial Group LLC ("DFG"), Voyageur Asset Management LLC ("Voyageur"), Segall Bryant & Hamill ("SBH"), The Clifton Group Investment Management Company ("Clifton") and Dougherty Summit Advisors LLC ("DSA"), (all preceding companies and affiliates shall hereinafter be referred to all-inclusively as "The Companies") in an effort to prevent violations of the 1940 Act and the Rules and Regulations thereunder. Capitalized terms used and not otherwise defined herein have the meaning set forth in Article VIII hereof.

      This Code is designed to:

      1. prevent investment activities by persons with access to certain information that might be harmful to Clients or that might enable such persons to illicitly profit from their relationship with Clients;

      2. summarize the written policies and procedures designed to prevent the misuse of material, non-public information in violation of the 1934 Act, the Advisers Act, or the Rules and Regulations thereunder, as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act;

      3. put our customers' interests first. The Companies seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors is something we value and endeavor to protect;

      4. ensure that all personal securities transactions by employees are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or appearance of conflict or any abuse of an individual's position of trust and responsibility.



CODE OF ETHICS  - APRIL 1999          -3-

      Each employee must read and retain a copy of this Code and will be asked to sign an acknowledgment form. Direct any questions to the Chief Executive Officer and his/her designee. Each employee will be required to acknowledge compliance with the Code on an annual basis.


CODE OF ETHICS  - APRIL 1999          -4-

                                II. RESTRICTIONS

      A.    NON-PUBLIC INFORMATION.

      1. All employees shall use due care to ensure that material, non-public information remains secure and shall not divulge to any person any material, non-public information, except in the performance of his/her duties. For example, files containing material, non-public information should be restricted. If an Insider learns of any material, non-public information, such information shall not be divulged to any other person, except in the performance of his/her duties. Conversations containing such information should be conducted in private, not by analogue cellular phone, so as to avoid potential interception.

      2. No Insider shall engage in Insider Trading, on behalf of himself/herself or others.

      3. No employee shall divulge to any person contemplated or completed securities transactions of a Client, except in the performance of his/her duties, unless such information previously has become a matter of public knowledge. If you think you might have access to material, non-public information, you should direct that to the Chief Executive Officer or his/her designee.

      B. SECTION 17(d) LIMITATIONS. No Affiliated Person of The Companies acting as principal shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participants with such person, SBH or Clifton, or Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by the Funds or controlled companies on a basis different from or less advantageous than that of such other participant.

      C. PRESCRIBED ACTIVITIES UNDER RULE 17j-l(a). Rule 17j-l(a) under the 1940 Act provides: It shall be unlawful for any Affiliated Person of or principal underwriter for a registered investment company, or any Affiliated Person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale,


CODE OF ETHICS  - APRIL 1999          -5-
      directly, or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company -

      1. To employ any device, scheme or artifice to defraud such registered investment company;

      2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

      3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

      4. To engage in any manipulative practice with respect to such registered investment company.

      Any violation of Rule 17j-l(a) shall be deemed to be a violation of the Code.

D. COVENANT TO EXERCISE BEST JUDGMENT. An Access/Advisory Person shall act on his/her best judgment in effecting, or failing to effect, any Fund transaction and such Access/Advisory Person shall not take into consideration his/her personal financial situation in connection with decisions regarding Fund Portfolio transactions.

E. PRECLEARANCE. All Access and Advisory Persons must have all equity, municipal bond, and corporate transactions (including limit orders), and securities transactions where the underlying security is an equity, municipal, or corporate (i.e. option, future, warrant) pre-approved with the designated person(s) prior to any transaction for any accounts they exercise discretion over (see attached form Exhibit A). Action must be taken within five (5) business days or another preclearance will be required. Transactions in government securities do not require preclearance. (Please see attached addendum for Segall Bryant & Hamill.)


F.    LIMITATIONS ON INITIAL AND SUBSEQUENT TRANSACTIONS.



CODE OF ETHICS  - APRIL 1999          -6-

      1. A portfolio manager, or any member of his/her immediate family, shall not purchase/sell securities of an issuer for their personal account within seven (7) calendar days prior to or after a managed account they manage purchases/sells that issuer's same security. There is a DE MINIMIS exception for transactions involving a small number of shares of companies with very large market capitalization and high average daily trading volume. However, each trade should be analyzed to help ensure a client trade is not disallowed because of this rule to ensure client's interests are considered.

      2. Access and Advisory Persons or any member of their immediate family, shall not purchase or sell a security on the same day there is a pending transaction in a managed account. After a managed account has made an initial purchase of Securities of an issuer, an Access and Advisory Person of the Companies, or any member of his/her immediate family, shall not purchase or sell Securities of such issuer if the managed account is contemplating an additional purchase or a partial sale of such issuer's Securities, unless the trade meets the de minimis exception. However, in this case the portfolio managers employee/immediate family trades must be executed after their own client trades. If a manager violates this policy they may be disallowed from doing de minimis trades in their personal accounts for 5 days.


G. PERSONAL DEALING WITH CUSTOMERS. Employees are prohibited from personally selling or purchasing securities directly or indirectly to or from a client account.



CODE OF ETHICS  - APRIL 1999          -7-

                           III. REPORTING REQUIREMENTS

A. QUARTERLY REPORT. The Companies jointly undertake to take all reasonable and necessary steps to ensure that material, non-public information is never disseminated or made available to any persons other than Access and Advisory Persons. Therefore, only Access and Advisory Persons need to submit quarterly reports hereunder. Not later than ten (10) days after the end of each calendar quarter, each Access and Advisory Person shall submit a report which includes the following information with respect to transactions during calendar quarter in any Security in which such Access and Advisory Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security. Security includes all securities listed under Section VIII.R. including government securities, etc. even if not specifically included.

      1. The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

      2. The nature of the transaction (ie., purchase, sale, gift or any other type of acquisition or disposition);

      3.    The price at which the transaction was effected; and

      4. The name of the broker, dealer, or bank with or through whom the transaction was effected.

      If no transactions have occurred during the period, the report shall so indicate. (A sample is attached as Exhibit B.)

      B. LIMITATION ON REPORTING REQUIREMENTS. Notwithstanding the provisions of Section III.A., no Access Person shall be required to make a report:

      1. With transactions effected for any account over which such person does not have any direct influence or control; or



      2. If such person is not an "interested person" of a Client as defined in Section 2(a)(19) of the 1940 act and would be required to make such a report solely by


CODE OF ETHICS  - APRIL 1999          -8-
            reason of being a director of a Fund, except where such director knows or, in the ordinary course of fulfilling his/her official duties as a Director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by such Fund or the Companies. It is a disinterested director's actual or imputed knowledge at the time of HIS or HER securities transaction which triggers the reporting obligation. Therefore, a disinterested director need only report a securities transaction when, AT THE TIME OF THAT TRANSACTION, he or she knows, or should have known, of the investment company's trading activity or consideration of trading activity.

      3. Where a report made to the Companies would duplicate information recorded pursuant to Rules 204-2(a)(12) Or 204-2(a)(13) under the Advisers Act.

      C. REPORTS OF VIOLATIONS. In addition to the quarterly reports required under this Code, Access and Advisory Persons shall report promptly any transaction which is, or might appear to be, in violation of this code. Such reports shall contain the information required in quarterly reports filed pursuant to Section III.A.

      D. FILING OF REPORTS. All reports prepared pursuant to this Code shall be filed with the Chief Executive Officer of the Companies or his/her designee.

      E. CERTIFICATION TO GENERAL COUNSEL OF FUNDS. Prior to February 1 of each year, the Companies shall prepare and deliver to the General Counsel a report which shall describe in detail violations of this code for the prior calendar year, unless such violations have previously been reported to the General Counsel.

      F. DISSEMINATION OF REPORTS. The General Counsel shall have the right at any time to receive copies of any reports submitted pursuant to this Code. Such General Counsel shall keep all reports confidential except as disclosure thereof to the Boards of Directors



CODE OF ETHICS  - APRIL 1999          -9-
            of The Companies, or other appropriate persons as may be reasonably necessary to accomplish the purposes of this Code.


      G. OUTSIDE BROKERAGE ACCOUNTS. All employees are required to have duplicate confirmations and statements from outside investment accounts sent to the Companies' Compliance Department. It is prohibited for portfolio managers to transact for their personal account using a broker they use for fund or managed account transactions. This includes any account in which they have beneficial ownership. Employees are also required annually to disclose personal securities holdings if there are holdings other than those reflected on a traditional broker/dealer account (i.e. private placements, securities held in bank safe deposit boxes).

      H. INITIAL PUBLIC OFFERINGS (IPOS). Employees and their immediate family members are prohibited from purchasing IPOs of all securities (I.E. MUNICIPALS AND EQUITIES).

      I. PRIVATE PLACEMENTS. Access and Advisory Persons are prohibited from purchasing private placements without express PRIOR APPROVAL of the Chief Executive Officer or his/her designee.

      J. RELATED PERSONS IN SECURITIES BUSINESS. All employees are required to report to the Compliance Department related persons, either by lineage or marriage, employed in the securities business, namely: spouse, parent, children, or siblings.



CODE OF ETHICS  - APRIL 1999          -10-

                               IV. OTHER POLICIES

      A. GIFTS. Access and Advisory Persons and employees are not to accept gifts or gratuities from broker/dealers or vendors deemed excessive (over $100 or frequent in nature) which could impair or give the appearance of impropriety regarding their fiduciary responsibility to our clients.

      B. SERVICE AS A DIRECTOR. Access and Advisory Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of clients, including a Fund and its shareholders. Investment personnel serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

      C. OUTSIDE BUSINESS ACTIVITIES. Employees are required to notify the Compliance Department in writing of any outside business activities, whether or not they are securities related. The Compliance Officer will consult with senior management regarding the allowance of such activity. Examples include being a board member of a non-profit organization, cosmetics sales agent, etc.



CODE OF ETHICS  - APRIL 1999          -11-

                            V. SUPERVISORY PROCEDURES

The following supervisory procedures shall be implemented:

A. PREVENTION OF INSIDER TRADING. To prevent Insider Trading, the Chief Executive Officer of the Companies or his/her designee, shall:

      1. take appropriate measures to familiarize Access and Advisory Persons with the Code via training;

      2.    answer questions regarding the Code;

      3. resolve issues of whether information received by an Insider is material and/or non-public; and

      4.    review and update the Code as necessary.

      5.    a.    strive for a physical separation of the trading and research departments from those departments in possession of the sensitive information;

            b. take steps to restrict access to the information including computer passwords and the use of code names; and

            c. supervise any inter-department communication of the material, non-public information.

B. DETECTION OF INSIDER TRADING. To detect Insider Trading, the Chief Executive Officer of the Companies or his/her designee(s), shall:

      1. review the trading activity reports filed by each Access and Advisory Person; and

      2. review the trading activity of Voyageur, SBH and Clifton, as applicable.


CODE OF ETHICS  - APRIL 1999          -12-

                          VI. ENFORCEMENT AND SANCTIONS

A. GENERAL. Any Affiliated Person of the Companies who is found to have violated any provision of this Code including filing false or incomplete or untimely reports may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by the Boards of Directors of Voyageur, SBH, Clifton or DSS in their discretion. In determining sanctions to be imposed for violations of this Code, the Board of Directors may consider any factors deemed relevant, including without limitation:

      1.    the degree of willfulness of violation;

      2.    the severity of the violation;

      3. the extent, if any, to which the violator profited or benefited from the violation;

      4.    the adverse effect, if any, on the Client(s);

      5. the market value and liquidity of the class of Securities involved in the violation;

      6.    the prior violations of the Code, if any, by the violator;

      7.    the circumstances of discovery of the violation; and

      8. if the violation involved the purchase or sale of Securities in violation of this Code, (a) the price at which the purchase or sale was made and (b) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

B.    VIOLATIONS OF SECTION II.F REGARDING INVESTMENT COMPANIES:


      1. At its election, a Fund may choose to treat a transaction prohibited under Section II.F of this Code as having been made for its account. Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of the Companies. Notice of an election under this Paragraph B.1 shall


CODE OF ETHICS  - APRIL 1999          -13-
            not be effective unless given to the Companies within sixty (60) days after the Fund is notified of such transaction. In the event of a violation involving more than one Fund, recovery shall be allocated among the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation. A violator shall be obligated to pay the Fund any sums due to said Fund pursuant to Paragraph B.2 below due to a violation by a member of the immediate family of such violator.


      2. If Securities purchased in violation of Section II.F. of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator. If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bone fide sale at the time notice of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities. If the violation consists of a sale of Securities in violation of Section II.F. of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator. Each violation shall be treated individually, and no offsetting or netting of violations shall by permitted.

      3. Knowledge on the part of the General counsel of a Fund of a transaction in violation of Section II.F. of this Code shall be deemed to be notice to the Fund under Paragraph VI.B.1 above. Knowledge on the part of a director or officer of a Fund who is an Affiliated Person of the Companies of a transaction in violation of this Code shall not be deemed to be notice under Paragraph VI.B.1.


      4. If the Board of Directors of a Fund determines that a violation of this Code has caused financial detriment to such Fund, upon reasonable notice to the Companies, the Companies shall use its best efforts, including such legal action as



CODE OF ETHICS  - APRIL 1999          -14-
                  may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or to pay to the Fund such sums, as the Fund shall declare to be due under this
                  Section VI.B., provided that:

                  a. The Companies shall not be required to bring legal action if the amount recoverable would not be expected to exceed $2,500;

                  b. In lieu of bringing a legal action against the violator, the Companies may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section; and

                  c. The Companies shall have no obligation to bring any legal action if the violator was not an Affiliated Person of The Companies.

      In lieu of the steps described in this Section VI(B) regarding the Funds, if one of the Companies is serving as an investment sub-adviser to the Fund, the Fund may elect to apply the terms of the Code of Ethics of its Investment Adviser.

C. RIGHTS OF ALLEGED VIOLATOR. A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors as may have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe.

D. NOTIFICATION TO GENERAL COUNSEL OF FUNDS. The General Counsel of the Fund involved shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

E. DELEGATION OF DUTIES. The Board of Directors may delegate its enforcement duties under this Article to a special committee of the Board of Directors comprised of at least three persons; provided, however, that no director shall serve on such committee or participate in the deliberations of the Board of Directors hereunder who is charged with a violation of this Code.



CODE OF ETHICS  - APRIL 1999          -15-

F. NON-EXCLUSIVITY OF SANCTIONS. The imposition of sanctions hereunder by the Board of Directors of Voyageur, SBH and Clifton shall not preclude the imposition of additional sanctions by the Boards of Directors of the Funds and shall not be deemed a waiver of any rights by the Funds. In addition to sanctions which may be imposed by the Boards of Directors of Voyageur, SBH and Clifton persons who violate this Code may be subject to various penalties and sanctions including, for example, (i) injunctions; (ii) treble damages, (iii) disgorgement of profits; (iv) fines to the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (v) jail sentences.

      The Code of Ethics adopted by the Companies is designed to promote the highest standards of conduct. The Code of Ethics gives the Companies responsibility for determining sanctions in circumstances where the violation relates to the conduct of an employee of the Companies. The Code of Ethics identifies a number of factors for consideration in determining sanctions including the degree of willfulness of the violation; the severity of the violation and the adverse effect, if any, of the violation. The Code of Ethics permits the Companies to consider mitigating or exculpatory factors regarding such violations.

G. POTENTIAL FINES. The following are potential penalties for violation of the Code of Ethics.

                         NATURE OF VIOLATION                               PENALTY
      Late quarterly report filing; or                       First Violation: written warning
      Failure to notify Compliance of new                    Second: $100.00
      brokerage account                                      Third: $200.00
                                                             Thereafter: Disciplinary action

      Failure to obtain pre-clearance or pre-                First Violation(1): written warning
      clearance obtained after trade date                    Second: $250.00(2)
                                                             Third: $500.00(2)
                                                             Thereafter: Disciplinary action


--------------------------
      (1)The penalties described herein are in addition to the option of disgorgement described in the Code of Ethics.

      (2)The penalties described in this section are $750.00 and $1,500.00 for Second and Thrid Violations of Portfolio Managers.



CODE OF ETHICS  - APRIL 1999          -16-

      Manager fails to put their trade last       5 day suspension of trading

                          VII. MISCELLANEOUS PROVISIONS

A. IDENTIFICATION OF ACCESS AND ADVISORY PERSONS. DFG shall, on behalf of Voyageur, SBH, and Clifton, identify all Access and Advisory Persons who are under a duty to make reports under Section IV.A. and shall inform such persons of such duty.

B. MAINTENANCE OF RECORDS. DFG shall, on behalf of Voyaguer, SBH, and Clifton maintain and make available records as required by Rule 17j-l(d).

C.    EFFECTIVE DATE. The effective date of this Code shall be April 1, 1999.


CODE OF ETHICS  - APRIL 1999          -17-

                                VIII. DEFINITIONS

A. "ACCESS PERSON" means any director, officer, general partner, or Advisory Person of "The Companies," any director or officer who in the ordinary course of his/her business makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of his/her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities, i.e. analysts, portfolio managers. Those individuals deemed to be Access Persons will receive such notice. Any individuals who do not receive such notice but consider themselves Access Persons should contact the Chief Executive Officer or his/her designee.

B. "ADVISERS ACT" means the Investment Advisers Act of 1940, 15 U.S.C. (section) 80b-1 to 80b-21.

C.    "ADVISORY PERSON" means:

      1. Any employee of the Companies (or of any company in a control relationship to the Companies) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; and

      2. Any natural person in a control relationship to the Companies who obtains information concerning recommendations made with regard to the purchase or sale of a security. This does not include those individuals who prepare or review public reports and who do not receive information about current recommendations.

D. "NATURAL PERSON VERSUS PERSON". A natural person is as an individual. A person can be as an entity such as a corporation, partnership, or individual person.


E.    "AFFILIATED PERSON" of another person means:


CODE OF ETHICS  - APRIL 1999          -18-

      1. Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

      2. Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

      3. Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

      4. Any officer, director, partner, co-partner, or employee of such other person;

      5. If such other person is as an investment company, and investment adviser thereof or any member of as an advisory board thereof; and

      6. If such other person is as an unincorporated investment company not having a board of directors, the depositor thereof.

F. "ASSOCIATED PERSON" means any partner, officer, director, or branch manager of The Companies (or any person occupying a similar status or performing similar functions); any person directly or indirectly controlling, controlled by, or under common control with The Companies; or any employee of The Companies.

G. "BENEFICIAL OWNERSHIP" means the opportunity to profit directly or indirectly from a transaction. For example, a partnership, trust, corporation, investment club, contract arrangement, and understanding or a relationship.

H. "BOARD OF DIRECTORS" means the board of directors of a corporation or persons performing similar functions with respect to any organization, whether incorporated or unincorporated.


I. "CONTROL" shall have the meaning as that set forth in Section 2(a)(9) of the 1940 Act (power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of as an official position with such company.)



CODE OF ETHICS  - APRIL 1999          -19-

J. "DE MINIMIS EXCEPTION" is a transaction which is less than one percent (1%) of the daily trading volume of that security using a previous 5 day average.

K. "INSIDER" means Voyageur, SBH, or Clifton or as an Associated Person of Voyageur, SBH, or Clifton or other affiliates, or any Affiliated Person thereof, and as a result is given access to material, non-public information. Examples of such Insiders include accountants, consultants, advisers, attorneys, bank lending officers, and the employees of such organizations.

L. "INSIDER TRADING" means the use of material, non-public information to trade in a Security (whether or not one is as an Insider) or the communication of material, non-public information to others.

      Given the potential liability related to the Insider Training and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this act. The act is very vague. This was done specifically to allow regulators flexibility in dealing with potential abusers.

      It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below). Personnel in possession of such information may not be:

      a. purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions (i.e. managed accounts);

      b. issuing research reports, recommendations or comments which could be construed as recommendations; or


      c. disclosing such information or any conclusions based thereon to any other person. As an offhand comment to a friend may be used unbeknownst to you by your friend to trade in securities and could result in substantial civil and criminal liability to you.


CODE OF ETHICS  - APRIL 1999          -20-

      Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, legal counsel) must also treat this information confidentially.

      PENALTIES

      The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable). The penalty which may be imposed on the person who committed a violation may be up to three times the profit gained or loss avoided by the transaction. The maximum jail term is ten years per violation. The penalty which may be imposed on the controlling person may be up to the greater of $1,000,000 or three times the profit gained or loss avoided. The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

M.    "INTERESTED PERSONS".

      "Interested person" of another person means:

      1.    any Affiliated Person of such company,

      2. any member of the immediate family of any natural person who is as an Affiliated Person of such company.

      3. any interested person of any investment adviser of or principal underwriter for such company,

      4. any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

      5. any broker or dealer registered under the Securities Exchange Act of 1934 or any Affiliated Person of such a broker or dealer, and


      6. any natural person whom the Commission by order shall have determined to be as an interested person by reason of having had, at any time since the beginning of


CODE OF ETHICS  - APRIL 1999          -21-
            the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

            Provided that no person shall be deemed to be as an interested person of as an investment company solely by reason of (aa) his/her being a member of its board of directors or advisory board or as an owner of its securities, or (bb) his/her membership in the immediate family of any person specified in clause (aa) of this provision.

N. "MATERIAL NON-PUBLIC INFORMATION" is any information which has not been made public and which a reasonable investor might consider important in making as an investment decision. Examples of the types of information that are likely to be deemed "material" include, but are not limited to:

      1.    a.    Dividend increases or decreases;

            b. Earnings estimates or material changes in previously released earnings estimates;

            c.    Significant expansion or curtailment of operations;

            d.    Significant increases or declines in revenue;

            e. Significant merger or acquisition proposals or agreements including tender offers;

            f.    Significant new products or discoveries;

            g.    Extraordinary borrowings;

            h.    Major litigation;


            i.    Liquidity problems;




CODE OF ETHICS  - APRIL 1999          -22-

            j.    Extraordinary management developments;

            k.    Purchase and sale of substantial assets;

            l.    A valuable employee leaving or becoming seriously ill; and

            m. Change in pension plans (i.e. removal of assets from as an over-funded plan, or as an increase or decrease in future contributions).

            2. For "non-public information" to be made public, it must be generally available through non-disclosure in a national business or financial wire service (i.e. Dow Jones or Reuter's), a national news service (AP or UPI), a national newspaper (i.e., WALL STREET JOURNAL), or public disseminated disclosure document (prospectus or proxy).

O. "MEMBER OF IMMEDIATE FAMILY" of a person includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his/her immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his/her immediate family cannot control or participate in the investment decisions of such trust or estate.

P. A "MANAGED ACCOUNT" is as an account where continuous advice is given to a client or investments are made for a client based on the clients' individual needs. This service is provided to clients on both a discretionary and non-discretionary basis. The adviser offers this service to individuals, trusts, estates, corporations, pension and profit-sharing plans and investment companies. Account supervision is guided by the stated objectives of the client (i.e., maximum capital appreciation, growth, income or growth and income).

Q. "PURCHASE OR SALE OF A SECURITY" includes inter alia, the writing of as an option to purchase or sell a Security.



R. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act. "Security" means any note, stock, treasury stock bond, debenture, evidence of



CODE OF ETHICS  - APRIL 1999          -23-
      indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. It shall NOT include securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, or other securities which may not be purchased by the Fund or Funds of which a person is as an Access and Advisory Person because of investment limitations set forth in Registration Statements filed with the Securities and Exchange Commission; however, that for purposes of the reporting requirements of Article IV, "Security" shall include securities issued by the Funds, and for purposes of the Insider Trading prohibition of Section II.A., "Security" shall include all securities set forth in Section 2(a)(36) of the 1940 Act.

S. "SECURITY BEING CONSIDERED FOR PURCHASE OR SALE" means that a recommendation to purchase or sell a security has been made and communicated in writing or orally and, with respect to the person making the recommendation, that such person seriously considers making such a recommendation.

T. "1934 ACT" means the Securities Exchange Act of 1934, 15 U.S.C. (section) 78a to 78kk.

U. "1940 ACT" means the Investment Company Act of 1940, 15 U.S.C. (section) 80a-1 to 80a-64.


CODE OF ETHICS  - APRIL 1999          -24-

                                                         Exhibit A-1 - Voyageur

                         P R E C L E A R A N C E  F O R M

--------------------------------------------------------------------------------------------------------------------------------
APPROVERS
       EQUITIES
         Primary:     / / Jim King            Secondary:      / / Pat Coleman               Private Placements:
                      / / Mike Lee                            / / Frank Tonnemaker            / / Frank Tonnemaker
                      / / Suzanne Weber (Chicago)                                            / / John Taft    / / John Taft


                                                              / / David Cox (Chicago)
                                                              / / Nancy Scinto (Chicago)
       MUNICIPALS
         Primary:     / / Steve Eldredge      Secondary:      / / Frank Tonnemaker            / / David Cox (Chicago)
                      / / Pat Coleman                         / / John Taft                   / / Nancy Scinto (Chicago)
                      / / Suzanne Weber (Chicago)

You must also obtain preclearance from an appropriate approver for corporates, warrants, rights, options, futures, closed-end mutual funds, gifts given and private placements. Preapproval is not required for government securities transactions or open-end mutual funds.
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

     ----------------------------------     --------------------------------                              ------------
     Signature of Access or Advisory Person          Print Name                                                Date

     I would like to:        / / Purchase                      units of the following security:
                                                        ------
                             / / Sell
                                              -----------------------------------------------
     Expected Trade Date:
                         ---------------
     I will use the following broker/dealer:
                                            ------------------------------------------------------
     / /  This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
APPROVAL

         You:     / / Can                                                         / / Cannot effect this transaction.
                     (Add comments or conditions below, if any)                       Reason (if denied):

         ------------------------------------------------------------------------------------------------------------
         ------------------------------------------------------------------------------------------------------------

         ----------------------------------------             ---------------
         Approval                                             Date

If an equity trade (Mpls.), must be signed by Jim King or Mike Lee. In their absence, anyone else signing acknowledges that they have checked with Steve
Potvin and Jim King, Mike Lee or Steve Potvin.
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

Please note:
/X/  Please make a copy for your files.
---------------------------------------------------------------------------------------------------------------------------------


CODE OF ETHICS  - APRIL 1999          -25-

--------------------------------------------------------------------------------
/X/ It is your responsibility to send this form to the Compliance Department as quickly as possible after approval is received.
--------------------------------------------------------------------------------
                                                                  (10/99)



CODE OF ETHICS  - APRIL 1999          -26-

                                                         Exhibit A-2 - Clifton

                         P R E C L E A R A N C E  F O R M
--------------------------------------------------------------------------------

APPROVERS
               / / ROSEMARY JANOUSEK                   PRIVATE PLACEMENTS:
               / / RICK BALLSRUD                       / / ROSEMARY JANOUSEK
               / / JACK HANSEN
               / / TOM LEE

YOU MUST ALSO OBTAIN PRECLEARANCE FROM AN APPROPRIATE APPROVER FOR CORPORATES,
WARRANTS, RIGHTS, OPTIONS, FUTURES, CLOSED-END MUTUAL FUNDS, GIFTS GIVEN AND
PRIVATE PLACEMENTS. PREAPPROVAL IS NOT REQUIRED FOR GOVERNMENT SECURITIES
TRANSACTIONS OR OPEN-END MUTUAL FUNDS.

----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

         --------------------------------------      -----------------------------               -------------
         SIGNATURE OF ACCESS OR ADVISORY PERSON      PRINT NAME                                  DATE


I would like to:  / / Purchase                       units of the following security:
                                              ------                                 -----------------------
                 / / Sell
                                                      -----------------------------------------------
Expected Trade Date:
                    ---------------
I will use the following broker/dealer:
                                       ------------------------------------------------------
/ / This is a limit order.  (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------

APPROVAL

You:     / / Can (Add comments or conditions below, if any)
         / / Cannot effect this transaction.  Reason (if denied):

         ------------------------------------------------------------------------------
         ------------------------------------------------------------------------------

         ----------------------------------------             ---------------
         Approval                                             Date

-----------------------------------------------------------------------------------------------------------------------------------
PLEASE NOTE:
/X/   PLEASE MAKE A COPY FOR YOUR FILES.
/X/   IT IS THE RESPONSIBILITY OF THE ACCESS OR ADVISORY PERSON TO SEND THIS
      FORM TO THE COMPLIANCE DEPARTMENT AFTER APPROVAL IS RECEIVED.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       (4/99)



CODE OF ETHICS  - APRIL 1999          -27-

                                                             Exhibit A-3 - SBH

                         P R E C L E A R A N C E  F O R M

-----------------------------------------------------------------------------------------------------------------------------------
APPROVERS
               / / JOHN GARNISH                        PRIVATE PLACEMENTS:
               / / CHERYL WOODCOCK                     / / C. ALFRED BRYANT
               / / GREG HOSBEIN                        / / RALPH SEGALL

YOU MUST ALSO OBTAIN PRECLEARANCE FROM AN APPROPRIATE APPROVER FOR CORPORATES,
WARRANTS, RIGHTS, OPTIONS, FUTURES, CLOSED-END MUTUAL FUNDS AND GIFTS GIVEN AND
PRIVATE PLACEMENTS. PREAPPROVAL IS NOT REQUIRED FOR GOVERNMENT SECURITIES
TRANSACTIONS OR OPEN-END MUTUAL FUNDS.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

         ----------------------------------          ---------------------------                 ------------
         SIGNATURE OF ACCESS OR ADVISORY PERSON      PRINT NAME                                  DATE


I would like to:  / / Purchase                       units of the following security:
                                              ------                                 -----------------------
                  / / Sell
                                                     -----------------------------------------------
Expected Trade Date:
                    ---------------
I will use the following broker/dealer:
                                       -------------------------------------------------------
/ / This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
APPROVAL

You:     / / Can (Add comments or conditions below, if any)
         / / Cannot effect this transaction.  Reason (if denied):

         ---------------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------------

         ----------------------------------------                  ---------------
         Approval                                                  Date
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
PLEASE NOTE:
/X/   PLEASE MAKE A COPY FOR YOUR FILES.
/X/   IT IS THE RESPONSIBILITY OF THE ACCESS OR ADVISORY PERSON TO SEND THIS
      FORM TO THE COMPLIANCE DEPARTMENT AFTER APPROVAL IS RECEIVED.
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   (04/99)


CODE OF ETHICS  - APRIL 1999          -28-

                                                               Exhibit A-4 - DSA
                         P R E C L E A R A N C E  F O R M

-----------------------------------------------------------------------------------------------------------------------------------
APPROVERS
               / / GERRY KRAUT                         PRIVATE PLACEMENTS:
               / / MARC KOZBERG                        / / GERRY KRAUT
               / / JIM POTTER

YOU MUST ALSO OBTAIN PRECLEARANCE FROM AN APPROPRIATE APPROVER FOR CORPORATES,
WARRANTS, RIGHTS, OPTIONS, FUTURES, CLOSED-END MUTUAL FUNDS AND GIFTS GIVEN AND
PRIVATE PLACEMENTS. PREAPPROVAL IS NOT REQUIRED FOR GOVERNMENT SECURITIES
TRANSACTIONS OR OPEN-END MUTUAL FUNDS. MARC KOZBERG AND JIM POTTER ARE REQUIRED
TO PRE-CLEAR TRANSACTIONS THROUGH GERRY KRAUT (IN GERRY'S ABSENCE MARC AND JIM
MAY PRECLEAR THROUGH EACH OTHER).
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TRANSACTION DETAILS

         ----------------------------------          ---------------------------                ------------
         SIGNATURE OF ACCESS OR ADVISORY PERSON      PRINT NAME                                  DATE


I would like to:  / / Purchase                      units of the following security:
                                              ------                                -----------------------
                  / / Sell

                                ------------------------------------------------------
Expected Trade Date:
                    ---------------
I will use the following broker/dealer:
                                       ------------------------------------------------------
/ / This is a limit order. (If not exercised within 5 days, a new preclearance form must be filed.)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
APPROVAL

You:     / / Can (Add comments or conditions below, if any)
         / / Cannot effect this transaction.  Reason (if denied):

         -------------------------------------------------------------------------
         -------------------------------------------------------------------------

         ----------------------------------------                      ---------------
         Approval                                                      Date
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
PLEASE NOTE:
/X/   PLEASE MAKE A COPY FOR YOUR FILES.
/X/   IT IS THE RESPONSIBILITY OF THE ACCESS OR ADVISORY PERSON TO SEND THIS
      FORM TO THE COMPLIANCE DEPARTMENT AFTER APPROVAL IS RECEIVED.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     (10/99)


CODE OF ETHICS  - APRIL 1999          -29-

                                                                     Exhibit B
              REPORT PURSUANT TO SECTION III OF THE CODE OF ETHICS
              FOR DOUGHERTY FINANCIAL GROUP LLC AND ITS AFFILIATES
                         QUARTER ENDED
                                      -----------------------------
Instructions:

1. Not later than ten (10) days after the end of each calendar quarter, each Person shall submit this Report, as provided by the Code of Ethics (the "Code"). The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.

2. If no reportable transactions have occurred during the period, put an "X" in the following box / / and skip to the signature line.

3. This Report may contain a statement that it shall not be construed as an admission by the person making the Report that he has any direct or indirect beneficial ownership in the Security to which the Report relates.

4. If you must file this Report, and transactions have occurred during the period, set forth the following information with respect to the transactions.

                                       NATURE OF                          PRICE PER SHARE/          INSTITUTION
                                       TRANSACTION                        UNIT AT WHICH             THROUGH WHICH
NAME OF  NUMBER OF                     (i.e. Buy,       TRANSACTION       TRANSACTION               TRANSACTION
ISSUER/TITLE         SHARES/UNITS      SELL OTHER       DATE              WAS EFFECTED              WAS EFFECTED
-----------------    ------------      ----------       -----------       ----------------          -------------







         (If you need additional space, please attach additional pages.)

5. Questions regarding the completion of this Report may be directed to either Pamela K. Ziermann at (612) 376-4021 or Thomas J. Abood at (612) 376-7118.

The answers to the foregoing are true and correct to the best of my information and belief.

Dated
     ----------------                    ---------------------------------
                                         Signature of Person Filing Report


                                              ---------------------------------
                                              Printed Name

CODE OF ETHICS  - APRIL 1999          -30-

                             SEGALL BRYANT & HAMILL
                           ADDENDUM TO CODE OF ETHICS

GENERAL RULES

(1) All transactions in bonds, common stocks, convertible securities, stock options and stock index options are to be executed through SBH'S Trading Department. (Specific brokers may be designated if you so choose.)

(2) All employees must have as an account(s) on the client accounting system. This account should consist of all securities in which the employee has a controlling interest, regardless of the name under which the securities are held. Securities held under the name of as an officer's spouse, minor children, or other dependents residing in the same household should always be recorded on the client accounting system. Rare exceptions to this rule may occur in such securities. These exceptions must be approved in advance by the Compliance Department.

(3) If a trade is not done through the SBH trading desk, a pre-clearance form must be used before the trade is executed.


CODE OF ETHICS  - APRIL 1999          -31-